Exhibit 99.1

Marlin Leasing Completes $380.2 Million Term Debt Securitization

          MOUNT LAUREL, N.J., Sept. 22 /PRNewswire-FirstCall/ -- Marlin Leasing Corporation, a wholly owned subsidiary of Marlin Business Services Corp. (Nasdaq: MRLN), announced today the completion of a $380.2 million term asset backed securitization.  This transaction was Marlin’s eighth term debt securitization completed since 1999.  As with all prior term debt securitizations, this financing provides the Company with fixed cost borrowing and will be recorded “on-balance sheet.”  Partial proceeds from the offering were used to repay borrowings under certain of the Company’s warehouse credit facilities.  Approximately $121.5 million from the transaction was deposited into an account to fund future lease production through January 12, 2007. Deutsche Bank Securities Inc. acted as the structuring and lead placement agent, with J.P. Morgan Securities Inc. acting as co-manager.

          This was a private offering made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, by Marlin Leasing Receivables X LLC, a wholly owned subsidiary of Marlin Leasing Corporation.  The senior/subordinated structure included six fixed rate classes of notes rated by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.  The weighted average interest cost over the term of the financing to Marlin approximates 5.508%.  In advance of this transaction, a series of forward interest rate swap contracts were executed to partially hedge against rising interest rates.  After adjusting for hedging activities and other transaction costs, the effective weighted average interest expense over the term of the financing will be approximately 5.209%.

Class	Size (MMs)	Avg. Life	Moodys/S&P	Benchmark	Spread	Fixed Note Rate

A-1	$100.000	0.41yr	P-1/A-1+	Interp. LIBOR	+6	5.47509%
A-2	$65.000	1.10yr	Aaa/AAA	EDSF	+13	5.43%
A-3	$65.000	2.00yr	Aaa/AAA	Swaps	+19	5.34%
A-4	$62.761	3.02yr	Aaa/AAA	Swaps	+23	5.33%
B	$62.008	2.35yr	A2/A	Swaps	+50	5.63%
C	$25.413	2.53yr	Baa2/BBB	Swaps	+110	6.20%

          ”We are pleased to announce the completion of our 2006 term securitization,” said Lynne C. Wilson, CFO of the Company.  “This transaction once again completes our normal annual funding cycle.  It provides us with fixed rate financing to support our existing lease portfolio and expected growth into the fourth quarter of 2006 while reducing our exposure to rising interest rates.”

          About Marlin Business Services Corp.

          Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The Company’s principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as “small-ticket” leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003.  In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit http://www.marlincorp.com or call toll-free at (888) 479-9111.

          Forward-Looking Statements

          This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend,” and similar expressions are generally intended to identify forward- looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K/A filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward- looking statements, whether as a result of new information, future events or otherwise.

SOURCE  Marlin Business Services Corp.
          -0-                                                            09/22/2006
          /CONTACT:  Lynne C. Wilson, CFO of Marlin Business Services Corp., +1-888-479-9111 x4108/
          /Web site:  http://www.marlincorp.com/